Exhibit 99.1

TSYS Reports First Quarter Earnings

Columbus, Ga., April 23, 2019  – TSYS (NYSE:  TSS) today reported results for the first quarter of 2019.

 “Our first quarter results provide a great start to the year. We delivered strong performance across all three of our segments, which helped to solidify our expectations for the remainder of 2019,” said M. Troy Woods, chairman, president and chief executive officer of TSYS.

Highlights for the first quarter of 2019 vs. 2018:

•	Total revenues were $1.03 billion, an increase of 4.8%. On a constant currency basis (non-GAAP), total revenues increased 5.6%.
•	Net revenue (non-GAAP), which excludes reimbursable items, was $980.3 million, an increase of 4.8%. On a constant currency basis (non-GAAP), net revenue increased 5.6%.
•	Net income attributable to TSYS common shareholders was $161.6 million, an increase of 13.9%. Diluted EPS was $0.90, an increase of 16.1%.
•	Adjusted earnings (non-GAAP) were $215.4 million, an increase of 3.8%. Adjusted diluted EPS (non-GAAP) was $1.20, an increase of 5.8%.
•	Adjusted EBITDA (non-GAAP) was $357.3 million, an increase of 8.0%.

Conference Call

TSYS will host its quarterly conference call at 5:00 p.m. ET on Tuesday, April 23. The conference call can be accessed via live webcast on the “Investor Relations” section of TSYS’ website at investors.tsys.com where an accompanying slide presentation will also be available. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, net revenue, revenues measured on a constant currency basis, adjusted earnings, adjusted EBITDA and adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 10 to 14 in the financial schedules of this release.

About TSYS

TSYS® (NYSE: TSS) is a leading global payments provider, offering seamless, secure and innovative solutions across the payments spectrum — for issuers, merchants and consumers. We succeed because we put people and their needs at the heart of every decision to help them unlock payment opportunities.   It’s an approach we call ‘People-Centered Payments®.

Our headquarters are located in Columbus, Ga., U.S.A., with approximately 13,000 team members and local offices across 13 countries. TSYS generated revenue of $4.0 billion in 2018, while processing more than 32.3 billion transactions. We are a member of The Civic 50 and were named one of the 2018 World's Most Ethical Companies by Ethisphere magazine. TSYS is a member of the S&P 500 and routinely posts all important information on its website. For more, visit tsys.com.

Forward-Looking Statements

This press release contains “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements often address our expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “believe,” “should,” “plan,” “potential,” “will,” “could,” and similar expressions. These forward-looking statements include, among others, statements regarding TSYS’ performance for the first quarter helped to solidify its expectations for its financial performance for the remainder of 2019, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS’ management, are based on management’s assumptions and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results or events to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, the material breach of security of any of TSYS’ systems; TSYS’ ability to integrate acquisitions and achieve the anticipated growth opportunities and other benefits of the acquisitions, particularly the recently completed Cayan acquisition; the effect of current domestic and worldwide economic conditions; risks associated with foreign operations, including adverse developments with respect to foreign currency exchange rates, and in particular with respect to the current environment, adverse developments with respect to foreign currency exchange rates as a result of the United Kingdom’s decision to leave the European Union (Brexit) and the uncertainty over the terms and timing of the expected departure; expenses incurred associated with the signing of a significant client; conversions and deconversions of clients’ portfolios do not occur as scheduled; the deconversion of a significant client; changes occur in laws, rules, regulations, credit card association rules, prepaid industry rules or other industry standards affecting TSYS and our clients that may result in costly new compliance burdens on TSYS and our clients and lead to a decrease in the volume and/or number of transactions processed or limit the types and amounts of fees that can be charged to customers, and in particular the CFPB’s new rule regarding prepaid financial products; the potential for our systems and software to contain undetected errors, viruses or defects;  the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; adverse developments with respect to the payment card industry in general, including a decline in the use of cards as a payment mechanism; one or more of the assumptions upon which earnings guidance for 2019 is based is inaccurate; and growth rates of TSYS’ existing clients are lower than anticipated or attrition rates of existing clients are higher than anticipated. Additional risks and other factors that could cause actual results or events to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. TSYS disclaims any obligation to update any forward-looking statements as a result of new information, future developments or otherwise except as required by law.

Contacts:

Cyle Mims

TSYS Media Relations

+1.706.644.3110

cylemims@tsys.com

Shawn Roberts

TSYS Investor Relations

+1.706.644.6081

shawnroberts@tsys.com

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TSYS

Financial Highlights

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
			Percent
	2019	2018	Change
Total revenues	$1,034,531	987,170	4.8%

Cost of services	632,212	613,365	3.1
Selling, general and administrative expenses	179,049	185,534	(3.5)
Total expenses	811,261	798,899	1.5

Operating income	223,270	188,271	18.6

Nonoperating expenses	(42,991)	(37,642)	(14.2)
Income before income taxes and equity in income of equity investments	180,279	150,629	19.7
Income tax expense	29,899	18,135	64.9
Income before equity in income of equity investments	150,380	132,494	13.5
Equity in income of equity investments, net of tax	11,227	10,608	5.8
Net income	161,607	143,102	12.9
Net income attributable to noncontrolling interests	—	(1,261)	100.0
Net income attributable to TSYS common shareholders	$161,607	141,841	13.9%

Earnings per share (EPS):
Basic EPS	$0.91	0.78	16.0%

Diluted EPS	$0.90	0.77	16.1%

Weighted average shares outstanding:
(includes participating securities)
Basic	178,435	181,612
Diluted	179,886	183,298

Dividends declared per share	$0.13	0.13

Non-GAAP measures:*
Net revenue	$980,270	935,497	4.8%

Adjusted EBITDA	$357,287	330,922	8.0%

Adjusted earnings	$215,446	207,586	3.8%

Adjusted diluted EPS	$1.20	1.13	5.8%

*    See reconciliation of non-GAAP measures.

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TSYS

Segment Breakdown

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Change
	2019	2018	$	%
Adjusted segment EBITDA:
Issuer Solutions (a)	$204,934	195,764	9,170	4.7%
Merchant Solutions (b)	128,836	118,940	9,896	8.3
Consumer Solutions (c)	63,693	53,667	10,026	18.7
Corporate admin and other	(40,176)	(37,449)	(2,727)	(7.3)
Total (d)	357,287	330,922	26,365	8.0
Less:
Share-based compensation	10,714	6,295	4,419	70.2
Cayan and Transfirst M&A and integration expenses	3,710	14,368	(10,658)	(74.2)
Depreciation and amortization	103,710	104,389	(679)	(0.7)
Client incentive/contract cost amortization	8,038	6,874	1,164	16.9
Contract cost asset amortization	7,845	10,726	(2,881)	(26.9)
Operating income	223,270	188,270	35,000	18.6
Nonoperating expenses	(42,991)	(37,641)	(5,350)	(14.2)
Income before income taxes and equity in income of equity investments	$180,279	150,629	29,650	19.7%

Net revenue by segment:
Issuer Solutions (e)	$433,473	423,574	9,899	2.3%
Merchant Solutions (f)	342,956	317,403	25,553	8.1
Consumer Solutions (g)	219,178	210,489	8,689	4.1
Segment net revenue	995,607	951,466	44,141	4.6
Less: Intersegment revenues	15,337	15,969	(632)	(4.0)
Net revenue (h)	980,270	935,497	44,773	4.8
Add: reimbursable items	54,261	51,673	2,588	5.0
Total revenues	$1,034,531	987,170	47,361	4.8%

Adjusted segment EBITDA margin on segment net revenue:
Issuer Solutions (a)/(e)	47.3%	46.2%
Merchant Solutions (b)/(f)	37.6%	37.5%
Consumer Solutions (c)/(g)	29.1%	25.5%

Adjusted EBITDA margin on net revenue: (d)/(h)	36.4%	35.4%

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TSYS

Segment Breakdown

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Change
	2019	2018	$	%
Depreciation and amortization by segment:
Issuer Solutions	$35,167	28,331	6,836	24.1%	XX
Merchant Solutions	7,682	7,825	(143)	(1.8)
Consumer Solutions	4,416	4,259	157	3.7
Depreciation and amortization	47,265	40,415	6,850	16.9
Acquisition intangible amortization	54,957	63,023	(8,066)	(12.8)
Corporate admin and other	1,488	951	537	56.5
Total depreciation and amortization	$103,710	104,389	(679)	(0.7)%

Segment statistical data:

Issuer Solutions
Total transactions (in millions)	5,948.9	5,547.9	401.0	7.2%
Total Accounts on File (AOF) (in millions)	756.0	811.3	(55.3)	(6.8)%
Total Traditional AOF (in millions)	628.2	578.6	49.6	8.6%

Merchant Solutions
Point-of-sale transactions (in millions)	1,524.3	1,339.6	184.7	13.8%
Dollar sales volume (in millions)	$40,241.6	37,266.7	2,974.9	8.0%
Segment net revenue per transaction	$0.225	0.237	(0.012)	(5.1)%

Consumer Solutions
Gross dollar volume (in millions)	$10,053.5	9,690.0	363.5	3.8%
Direct deposit 90-day active cards (in thousands)	2,681.5	2,669.9	11.6	0.4%
90-day active cards (in thousands)	5,226.9	5,225.5	1.4	0.0%
% of 90-day active cards with direct deposit	51.3%	51.1%

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TSYS

Condensed Balance Sheet

(unaudited)

(in thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$494,646	471,156
Accounts receivable, net	490,045	450,322
Contract assets	44,473	30,950
Other current assets	200,229	188,355
Total current assets	1,229,393	1,140,783
Goodwill	4,115,380	4,114,838
Software and other intangible assets, net	1,288,454	1,331,238
Property and equipment, net	385,400	383,074
Operating lease right-of-use assets, net	206,239	—
Contract assets - long-term	53,865	47,839
Contract costs assets - long-term	147,342	145,598
Other long term assets	348,059	305,339
Total assets	$7,774,132	7,468,709

Liabilities
Current liabilities:
Accounts payable	$73,061	97,956
Current portion of long-term borrowings, finance leases and license agreements	38,710	29,125
Current portion of operating lease liabilities	49,469	—
Contract liabilities	54,581	47,227
Other current liabilities	349,556	341,293
Total current liabilities	565,377	515,601
Long-term borrowings, finance leases and license agreements, excluding current portion	4,180,733	3,889,541
Long-term operating lease liabilities, excluding current portion	168,505	—
Deferred income tax liabilities	409,706	380,278
Contract liabilities - long-term	23,805	21,489
Other long-term liabilities	73,246	75,894
Total liabilities	5,421,372	4,882,803
Equity	2,352,760	2,585,906
Total liabilities and equity	$7,774,132	7,468,709

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TSYS

Selected Cash Flow Highlights

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$161,607	143,102
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of equity investments, net of tax	(11,227)	(10,608)
Depreciation and amortization	103,710	104,389
Amortization of debt issuance costs	1,322	1,035
Amortization of operating lease right-of-use assets	12,654	—
Share-based compensation	10,714	6,295
Deferred income tax expense	27,745	15,180
Other noncash adjustments	17,158	19,775
Changes in operating assets and liabilities	(96,094)	(67,275)
Net cash provided by operating activities	227,589	211,893

Purchases of property and equipment	(19,396)	(22,069)
Additions to licensed computer software from vendors	(48,628)	(13,827)
Additions to internally developed computer software	(12,405)	(10,340)
Cash used in acquisitions, net of cash acquired	—	(1,036,853)
Other investing activities	(2,350)	(1,550)
Net cash used in investing activities	(82,779)	(1,084,639)

Principal payments on long-term borrowings, finance lease obligations and license agreements	(157,324)	(129,010)
Proceeds from long-term borrowings	450,000	1,040,000
Dividends paid on common stock	(23,456)	(23,496)
Proceeds from exercise of stock options	6,466	26,461
Repurchase of common stock	(400,013)	(24)
Other financing activities	—	(1)
Net cash (used in) provided by financing activities	(124,327)	913,930

Cash, cash equivalents and restricted cash:
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,049	1,684
Net increase in cash, cash equivalents and restricted cash	22,532	42,868
Cash, cash equivalents and restricted cash at beginning of period	474,279	451,370
Cash, cash equivalents and restricted cash at end of period	$496,811	494,238

Supplemental
Capital expenditures	$80,429	46,236
Free cash flow (non-GAAP)*	$147,160	165,657

* See reconciliation of non-GAAP measures.

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TSYS

Supplemental Information

(unaudited)

Other

Accounts on File (AOF):

	Total Accounts on File
	At	At	Percent
(in millions)	March 2019	March 2018	Change
Consumer	523.0	486.5	7.5%
Commercial	60.2	55.2	8.9
Other	45.0	36.9	22.2
Traditional AOF	628.2	578.6	8.6
Prepaid*/Stored Value	11.5	38.7	(70.3)
Commercial Card Single Use	116.3	97.5	19.3
Government Services	—	96.5	(100.0)
Total AOF	756.0	811.3	(6.8)%

* Prepaid does not include Consumer Solutions accounts.

Growth in AOF:
	March 2018 to	March 2017 to
(in millions)	March 2019	March 2018
Beginning balance	811.3	762.0
Change in accounts on file due to:
Internal growth of existing clients	57.2	53.5
New clients	29.2	31.8
Purges/Sales	(24.0)	(34.9)
Deconversions	(117.7)	(1.1)
Ending balance	756.0	811.3

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Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP Measures

The schedules below provide a reconciliation of revenues and operating results on a constant currency basis to reported revenues and operating income. This non-GAAP measure presents first quarter 2019 financial results using the previous year’s foreign currency exchange rates. On a constant currency basis, TSYS’ total revenues for the first quarter of 2019 were higher 5.6% as compared to a reported GAAP increase of 4.8%.

The schedules below also provide a reconciliation of total revenues to net revenue.

The schedules below also provide a reconciliation of diluted EPS to adjusted diluted EPS.

The schedules below also provide a reconciliation of net income to adjusted EBITDA.

The schedules below also provide a reconciliation of cash flows from operating activities and capital expenditures to free cash flow.

The schedules below also provide a reconciliation of 2019 guidance of total revenues to net revenue and diluted EPS to adjusted diluted EPS.

The tax rate used in the calculation of adjusted diluted EPS for the quarter is equal to an estimate of our annual effective tax rate on GAAP income. This effective rate is estimated annually and may be adjusted during the year to take into account events or trends that materially impact the effective tax rate including, but not limited to, significant changes resulting from tax legislation, material changes in the mix of revenues and expenses by entity and other significant events.

TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation.

TSYS believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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Reconciliation of GAAP to Non-GAAP

Constant Currency Comparison

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Percent
	2019	2018	Change
Consolidated
Total revenues (GAAP)	$1,034,531	987,170	4.8%
Foreign currency impact (1)	8,270	—
Constant currency (2) (non-GAAP)	$1,042,801	987,170	5.6%

Net revenue (non-GAAP)	$980,270	935,497	4.8%
Foreign currency impact (1)	7,706	—
Constant currency (2) (non-GAAP)	$987,976	935,497	5.6%

Operating income (GAAP)	$223,270	188,271	18.6%
Foreign currency impact (1)	1,897	—
Constant currency (2) (non-GAAP)	$225,167	188,271	19.6%

Issuer Solutions
Segment net revenue (GAAP)	$433,473	423,574	2.3%
Foreign currency impact (1)	7,847	—
Constant currency (2) (non-GAAP)	$441,320	423,574	4.2%

(1)   Reflects the impact of calculated changes in foreign currency rates from the comparable period.

(2)   Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.

Net Revenue

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Percent
	2019	2018	Change
Total revenues	$1,034,531	987,170	4.8%
Less: reimbursable items	54,261	51,673	5.0
Net revenue	$980,270	935,497	4.8%

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Reconciliation of GAAP to Non-GAAP

Adjusted Diluted Earnings per Share

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
			Percent
	2019	2018	Change
Net income attributable to TSYS common shareholders (GAAP)	$161,607	141,841	13.9%
Adjust for amounts attributable to TSYS common shareholders:
Add: Acquisition intangible amortization	54,957	62,988	(12.8)
Add: Share-based compensation	10,714	6,294	70.2
Add: Cayan and Transfirst M&A and integration expenses*	3,710	14,368	(74.2)
Less: Tax impact of adjustments**	(15,542)	(17,905)	13.2
Adjusted earnings (non-GAAP)	$215,446	207,586	3.8%

Diluted EPS - Net income attributable to TSYS common shareholders
As reported (GAAP)	$0.90	0.77	16.1%

Adjusted diluted EPS (non-GAAP)	$1.20	1.13	5.8%

Weighted average diluted shares outstanding	179,886	183,298

*      Costs associated with the Cayan and Transfirst acquisitions and integrations are included in selling, general and administrative expenses and nonoperating expenses.

**    Certain of these merger and acquisition costs are nondeductible for income tax purposes.

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Reconciliation of GAAP to Non-GAAP

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended March 31,
			Percent
	2019	2018	Change
Net income (GAAP) (a)	$161,607	143,102	12.9%
Adjust for:
Less: Equity in income of equity investments	(11,227)	(10,608)	(5.8)
Add: Income tax expense	29,899	18,135	64.9
Add: Interest expense, net	42,769	36,652	16.7
Add: Depreciation and amortization	103,710	104,389	(0.7)
Add: Client incentive/contract asset amortization	8,038	6,874	16.9
Add: Contract cost asset amortization	7,845	10,726	(26.9)
Add: Loss on foreign currency translations	1,138	427	nm
Less/Add: Other nonoperating (income)/expenses	(916)	562	nm
Add: Share-based compensation	10,714	6,295	70.2
Add: Cayan and Transfirst M&A and integration expenses*	3,710	14,368	(74.2)
Adjusted EBITDA (non-GAAP) (b)	$357,287	330,922	8.0%

Total revenues (c)	$1,034,531	987,170	4.8%
Net income margin on total revenues (GAAP) (a)/(c)	15.6%	14.5%

Net revenue (d)	$980,270	935,497	4.8%
Adjusted EBITDA margin on net revenue (non-GAAP) (b)/(d)	36.4%	35.4%

*    Costs associated with the Cayan and Transfirst acquisitions and integrations are included in selling, general and administrative expenses.

nm = not meaningful

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Reconciliation of GAAP to Non-GAAP

Free Cash Flow

(unaudited)

(in thousands)

	Three Months Ended
Free cash flow:	March 31,
	2019	2018

Net cash provided by operating activities (GAAP)	$227,589	211,893
Capital expenditures	(80,429)	(46,236)
Free cash flow (non-GAAP)	$147,160	165,657

Guidance Summary

(unaudited)

(in millions, except per share data)

	2019			% Change
Revenue:

Total revenues (GAAP)	$4,190	to	$4,290	4%	to	6%
Less: reimbursable items	200	to	200
Net revenue (non-GAAP)	$3,990	to	$4,090	5%	to	7%

Earnings per share (EPS) :

Diluted EPS (GAAP)	$3.48	to	$3.63	11%	to	16%
Acquisition intangible amortization, share-based compensation, litigation, claims, judgments or settlements and Cayan and Transfirst M&A and integration expenses, less the tax impact of adjustments	1.27	to	1.27
Adjusted diluted EPS attributable to TSYS common shareholders * (non-GAAP)	$4.75	to	$4.90	6%	to	10%

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